Registration No. 333-

As filed with the Securities and Exchange Commission on August 16, 2023

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Lightning eMotors, Inc.
(Exact name of registrant as specified in its charter)

Delaware	84-4605714
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

815 14th Street SW, Suite A100, Loveland, Colorado	80537
(Address of Principal Executive Offices)	(Zip Code)

Lightning eMotors, Inc. 2021 Equity Incentive Plan
(Full title of the plan)

Timothy Reeser
Chief Executive Officer
Lightning eMotors, Inc.
815 14th Street SW, Suite A100
Loveland, Colorado 80537
(Name and address of agent for service)

(800) 223-0740
(Telephone number, including area code, of agent for service)

Copies to:
Michael B. Kirwan
John J. Wolfel
Foley & Lardner LLP
One Independent Drive, Suite 1300
Jacksonville, Florida 32202
(904) 359-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller Reporting Company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 224,607 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Lightning eMotors, Inc. (the “Company”) pursuant to the Lightning eMotors, Inc. 2021 Equity Incentive Plan (the “Plan”). In accordance with Section E of the General Instructions to Form S-8, the contents of the registration statements on Form S-8 relating to the Plan that were previously filed by the Company with the Securities and Exchange Commission, or the Commission, on July 12, 2021 (File No. 333-257847) and March 31, 2022 (File No. 333-264045) are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such previously filed registration statements are modified as set forth in this Registration Statement.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information specified in Item 1 and Item 2 of Part I of Form S-8 is not filed as part of this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended, and the introductory note to Part I of Form S-8.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents, which previously have been filed by the Company with the Commission, are incorporated herein by reference and made a part hereof:

●	The Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Commission on March 13, 2023;

●
The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the Commission on May 17, 2023, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 filed with the Commission on August 14, 2023;

●
The Company’s Current Reports on Form 8-K filed with the Commission on January 25, 2023, February 10, 2023, March 13, 2023, April 24, 2023; May 17, 2023, June 2, 2023, June 20, 2023, July 27, 2023, and August 4, 2023; and

●
The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on May 4, 2020 pursuant to Section 12 of the Exchange Act, and all amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Item 4.	Description of Securities.
Not required to be filed with this Registration Statement in accordance with Section E of the General Instructions to Form S-8.

Item 5.	Interests of Named Experts and Counsel.
Not required to be filed with this Registration Statement in accordance with Section E of the General Instructions to Form S-8.

Item 6.	Indemnification of Directors and Officers.
Not required to be filed with this Registration Statement in accordance with Section E of the General Instructions to Form S-8.

Item 7.	Exemption From Registration Claimed.
Not applicable.

Item 8.	Exhibits.

Exhibit	Description
3.1	Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Commission on May 12, 2021)
3.2
Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Company, effective April 27, 2023 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the Commission on April 24, 2023)

3.3	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the Commission on May 12, 2021)
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Form S-1 filed with the Commission on June 21, 2021).
5.1*	Opinion of Foley & Lardner LLP
10	2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 of the Company’s Current Report on Form 8-K filed with the Commission on May 12, 2021)
23.1*	Consent of Foley & Lardner LLP (contained in Exhibit 5.1)
23.2*	Consent of Grant Thornton, LLP, Independent Registered Public Accounting Firm
24*	Power of Attorney (included on signature page)
107*	Filing Fee Table

* Filed herewith

Item 9.	Undertakings.
Not required to be filed with this Registration Statement in accordance with Section E of the General Instructions to Form S-8.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Loveland, State of Colorado, on August 16, 2023.

Lightning eMotors, Inc.

By:	/s/ Timothy Reeser
	Name:	Timothy Reeser
	Title:	Chief Executive Officer and President

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Timothy Reeser and David Agatston and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Timothy Reeser	Chief Executive Officer and Director	August 16, 2023
Timothy Reeser	(Principal Executive Officer)

/s/ David Agatston	Chief Financial Officer	August 16, 2023
David Agatston	(Principal Financial and Accounting Officer)

/s/ Robert Fenwick-Smith	Director	August 16, 2023
Robert Fenwick-Smith

/s/ Thaddeus Senko	Director	August 16, 2023
Thaddeus Senko

/s/ Diana Tremblay	Director	August 16, 2023
Diana Tremblay

/s/ Bruce Coventry	Director	August 16, 2023
Bruce Coventry

/s/ Kenneth Jack	Director	August 16, 2023
Kenneth Jack

/s/ Wanda Jackson-Davis	Director	August 16, 2023
Wanda Jackson-Davis